Exhibit 99.1

News Release

Worldwide Press Office: 312-997-8640

UAL CORPORATION REPORTS FOURTH QUARTER 2008 RESULTS

CONTINUING AGGRESSIVE ACTIONS TO POSITION COMPANY FOR

SUCCESS IN 2009

CHICAGO, Jan. 21, 2009 – UAL Corporation (NASDAQ: UAUA), the holding company whose primary subsidiary is United Airlines, reported results for the fourth quarter ended Dec. 31, 2008. The company:

•

Reported a fourth quarter pre-tax loss of $547 million excluding non-cash, net mark-to-market hedge losses and certain accounting charges outlined in note 5 of the attached statement of consolidated operations. Including these items the company reported a pre-tax loss of $1.3 billion.

•

Reported basic and diluted loss per share for the fourth quarter of $4.22 excluding non-cash, net mark-to-market hedge losses and certain accounting charges. Including these items the company’s loss per share was $9.91.

•

Reported solid revenue performance with a 4.7 percent increase year-over-year in fourth quarter consolidated passenger unit revenue per available seat mile (PRASM), excluding Mileage Plus accounting impacts. Including these impacts, consolidated PRASM increased 2.1 percent year-over-year.

•

Held its mainline non-fuel unit costs per available seat mile (CASM) for the quarter, excluding certain accounting charges, to an increase of only 1.6 percent year-over-year, despite reducing mainline capacity by 11.7 percent year-over-year. Mainline CASM including fuel and certain accounting charges for the quarter was up 20.8 percent versus the fourth quarter of 2007, primarily due to the impact of hedge losses.

•	Raised nearly $390 million in cash in the fourth quarter through various activities including aircraft financings, asset sales and equity issuances.

•	Recorded its best fourth quarter on-time performance since 2004.

The company reported a pre-tax loss, excluding non-cash, net mark-to-market hedge losses and certain accounting charges, of $547 million for the quarter. This compared to an adjusted pre-tax loss of $105 million in the fourth quarter of 2007, as the recent fall in fuel prices drove losses on fuel hedges put in place earlier in the year when prices were rising to unprecedented levels. Including these items the company’s fourth quarter pre-tax loss was $1.3 billion in 2008 compared to a pre-tax loss of $98 million in 2007.

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Fuel prices drove the company’s losses in 2008. The historic peak in prices and the impact on hedges driven by the rapid decline resulted in a $2.9 billion increase in cost compared to 2007 fuel prices.

“Last year was by any measure a challenging year – defined by unprecedented volatility and unpredictability, but for United it was also characterized by steady and durable improvements,” said Glenn Tilton, United chairman, president and CEO. “Our management team made timely decisions that resulted in fundamental improvements across our business, which will hold us in good stead in 2009.”

Capacity Actions Drove Improved Passenger Unit Revenue Results

Total passenger revenue for the quarter decreased 8.7 percent year-over-year as consolidated capacity declined 10.6 percent, consolidated yield increased 2.4 percent and load factor decreased 0.3 points.

Domestic mainline PRASM for the fourth quarter, excluding Mileage Plus accounting impacts, was up 6.7 percent year-over-year, reflecting the company’s capacity reduction actions. Including Mileage Plus accounting impacts, the company’s domestic mainline PRASM was up 4.6 percent for the quarter.

International mainline PRASM, excluding Mileage Plus accounting impacts, was up 1.2 percent for the quarter as a result of weaker demand for international travel. Including Mileage Plus accounting impacts, the company’s international PRASM declined 1.7 percent.

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Regional Affiliate PRASM for the quarter, excluding Mileage Plus accounting impacts, was up 1.8 percent year-over-year. Including the Mileage Plus accounting impacts, regional affiliate PRASM declined 0.7 percent for the quarter.

Cargo revenue for the quarter decreased 19.3 percent year-over-year as a result of lower international capacity and weakening demand.

Geographic Area	4Q 2008 Passenger Revenue (millions)	Passenger Revenue % Increase/ (Decrease)	Adjusted PRASM[1] % Increase/ (Decrease)	PRASM % Increase/ (Decrease)	ASM[2] % Increase/ (Decrease)
Domestic	$1,989	(10.5)%	6.7%	4.6%	(14.4)%
Pacific	700	(16.4)%	0.8%	(2.1)%	(14.7)%
Atlantic	597	(0.6)%	(0.2)%	(3.0)%	2.4%
Latin America	127	(7.1)%	3.7%	0.8%	(7.9)%

Total Mainline	$3,413	(10.1)%	4.4%	1.8%	(11.7)%

Regional Affiliates	752	(1.7)%	1.8%	(0.7)%	(1.0)%
Total Consolidated	$4,165	(8.7)%	4.7%	2.1%	(10.6)%

[1]	PRASM adjusted for Mileage Plus effects (See Note 5 to the attached statements of consolidated operations).
[2]	ASM (available seat miles)

Continued Focus on Cost Performance

Mainline CASM, excluding fuel and certain accounting charges, was up only 1.6 percent in the fourth quarter, despite an 11.7 percent decline in mainline capacity as the company took aggressive action to remove fixed as well as variable costs from the system while reducing capacity. For the full-year 2008, mainline CASM excluding fuel and certain accounting charges was up only 1.5 percent, despite a 4.2 percent decline in capacity.

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	Fourth Quarter Increase/(Decrease)
	Mainline			Consolidated
	2008	2007	% Chg.	2008	2007	% Chg.
CASM (cents)	14.97	12.39	20.8%	15.39	13.08	17.7%
CASM excluding certain accounting charges and non-cash, net mark-to-market losses (cents)	12.91	12.41	4.0%	13.57	13.10	3.6%
CASM excluding fuel and certain accounting charges (cents)	8.41	8.28	1.6%	8.87	8.72	1.7%

“Our industry continues to be challenged by a volatile fuel and revenue environment, and against that backdrop, we are delivering strong cost results even as we reduce capacity and improve quality,” said John Tague, executive vice president and chief operating officer. “Our operational performance continues to improve, benefiting from reduced capacity, new runways and, most importantly, the work of our people, who are focused on running a good airline for our customers and our investors.”

Lower Fuel Prices Resulted in Hedging Losses

The company recorded $370 million in cash losses on fuel hedges that settled in the quarter, as the recent fall in fuel prices drove losses on hedges put in place earlier in the year to mitigate the steep increase in prices that had occurred in the second and third quarters of 2008. In addition, the company also recorded non-cash, net mark-to-market losses on its fuel hedges of $566 million.

	Three Months Ending Dec. 31, 2008 (in millions)
	Included In Fuel Expense	Included in Non-Operating Expense	Total
Non-cash, net mark-to-market loss	$(449)	$(117)	$(566)
Cash net loss on settled contracts	(142)	(228)	(370)

Total recorded net losses	$(591)	$(345)	$(936)

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Action Taken to Enhance Cash Position

The company completed several transactions during the fourth quarter that helped strengthen its liquidity. It raised $215 million from aircraft financing transactions that closed during the quarter along with $66 million in proceeds from asset sales. The company also received net proceeds of $107 million through equity issuances during the quarter.

During the quarter, the company entered into an amendment with its largest credit card processor that suspends until Jan. 20, 2010, the requirement for United to post or maintain additional cash reserves with the processor if United’s balance of unrestricted cash, cash equivalents and short-term investments falls below $2.5 billion. In exchange for this benefit, United has granted the processor a security interest in certain United owned aircraft.

During the fourth quarter, the company generated negative $989 million of operating cash flow and negative $1.1 billion of free cash flow, defined as operating cash flow less capital expenditures. Both the operating cash flow and free cash flow include $587 million in additional net fuel hedge deposits that were paid during the quarter.

The company ended the quarter with an unrestricted cash balance of $2.0 billion, a restricted cash balance of $272 million and $965 million in cash deposits held by its fuel hedge counterparties.

Early in the first quarter of 2009 the company closed an additional aircraft financing transaction, which raised $95 million, and expects to raise approximately $160 million from a cargo facility relocation agreement with Chicago’s O’Hare International Airport. In January, the company received net proceeds of $62 million from equity issuances, and anticipates receiving an additional

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$27 million of net proceeds in the first quarter by completing the equity issuances that were announced in December. Altogether, the company expects to raise about $350 million from these transactions by the end of the first quarter.

“United, like many airlines across the industry, experienced significant cash pressures associated with fuel hedge positions in 2008 as oil prices declined more than $100 a barrel,” said Kathryn Mikells, senior vice president and CFO. “The cash impact, while significant, is now behind us, and we are well positioned to manage through a challenging 2009 with good expected cost performance building on our momentum from this past year.”

Income Taxes

Because of its net operating loss carry-forwards, the company expects to pay minimal cash taxes for the foreseeable future and is not recording incremental tax benefits at this time.

Significant Improvements in Operating Results

United has seen significant improvement in its operational performance during the fourth quarter as a result of its increased focus on operational execution, improvements in the schedule structure and the industry-wide reduction in capacity. The company has also benefited from the November opening of the new runway at Chicago O’Hare International Airport.

United’s on-time arrival:14 performance for the fourth quarter was 79.2 percent, the company’s best fourth quarter performance since 2004. Its cancellation rate was 1.4 percent, which is the company’s lowest fourth quarter rate since 2005. As a result of these improvements, United ranked second in on-time performance for the fourth quarter among the five major U.S. network carriers, including Continental Airlines, American Airlines, US Airways, and the combined Delta / Northwest Airlines.

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Business Highlights

•	United began new daily non-stop passenger and cargo service between Washington, D.C., and Dubai on October 28.

•

United announced new daily non-stop passenger and cargo service between Washington, D.C., and both Geneva and Moscow on its newly reconfigured B767 with fully lie-flat seats in first and business class.

•	United and EGYPTAIR signed an agreement to offer codeshare flights, which would expand the international destinations and enhance the frequent flyer benefits offered to customers of both carriers.

•	United announced it will offer in-flight internet service on it p.s. transcontinental service between New York and California starting in the second half of 2009.

•

United became the first U.S. carrier to participate in the Asia and South Pacific Initiative to Reduce Emissions (ASPIRE). United Flight 870 on Nov. 14 from Sydney, Australia, to San Francisco saved more than 1,500 gallons of fuel and 32,000 pounds of carbon emissions using 11 fuel-savings initiatives from gate to gate.

•

United announced its new Premier Line service, which allows customers to purchase access to three types of specially reserved lines that offer convenience at check-in, security and boarding, including boarding for connecting flights.

•

United was named the best North American airline by two Asian travel publications. Travel Trade Gazette Asia honored United with the award and Business Traveler Asia-Pacific recognized United with the same accolade for the eighth consecutive year.

•

United became the first U.S. airline to offer overnight baggage shipping service via an overnight courier that will provide customers with a more convenient and easy way to travel – without their luggage. United’s new service, Door-to-Door Baggage, enables customers in the continental United States to conveniently ship their luggage, or other travel items like skis or golf clubs, overnight from a home or office directly to their destinations within the 48 contiguous United States.

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News Release

2009 Outlook

United is on track to complete the previously announced removal of 100 aircraft from its fleet by the end of 2009. The company’s capacity outlook for the first quarter 2009 and full-year 2009 is shown below:

Capacity (Available Seat Miles)	First Quarter 2009*	Full-year 2009*
Domestic	-14.0% to -13.0%	-12.5% to -11.5%
International	-15.0% to -14.0%	-6.0% to -5.0%

Mainline	-14.5% to -13.5%	-9.5% to -8.5%

Express	+4.0% to +5.0%	+8.0% to +9.0%
Consolidated Domestic	-11.0% to -10.0%	-9.0% to -8.0%

Consolidated	-12.5% to -11.5%	-8.0% to -7.0%

*	Increase/(Decrease) versus 2008

For the first quarter 2009, the company anticipates mainline CASM, excluding fuel, profit sharing and certain accounting charges, to increase between 4.0 and 5.0 percent despite a mainline capacity reduction of 14 percent. Consolidated CASM, excluding fuel, profit sharing and certain accounting charges, is also expected to increase between 4.0 and 5.0 percent.

Continuing to build on its mainline non-fuel CASM results from 2008, the company anticipates full-year 2009 mainline CASM, excluding fuel, profit sharing and certain accounting charges, to increase between 2.5 and 3.5 percent despite a 9 percent reduction in mainline capacity. Consolidated CASM, excluding fuel, profit sharing and certain accounting charges, is also expected to increase between 2.5 and 3.5 percent.

United is taking additional steps in 2009 to reduce overhead costs. The company will further reduce the number of salaried and management employees by approximately 1,000 positions by the end of 2009. This is in addition to the 1,500 positions the company announced in the second quarter, and when completed, will bring the total reduction in its salaried and management staff to approximately 2,500, or nearly 30 percent, since the beginning of 2008.

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The company is also limiting its non-aircraft capital budget to $450 million for 2009 and has no capital requirements for new aircraft in 2009. The company has scheduled debt and capital lease payment obligations of $900 million in 2009.

Since the company’s Dec. 17, 2008 disclosure, it has hedged an additional 7 percent of its 2009 consolidated fuel consumption at an average price of $53 per barrel using call options. A table outlining the company’s hedge positions can be found in note 9 of the attached statement of consolidated operations.

The company estimates the following fuel prices for the first quarter based on the closing forward curve on January 16.

Mainline Fuel Price (Price per Gallon) [1]	Three Months Ending March 31, 2009
Mainline Fuel price including taxes and excluding impact of hedges	$1.73
Mainline Fuel price including taxes and cash net gains or losses on settled hedges[2]	$2.22
Mainline Fuel price including taxes, cash net gains or losses on settled hedges, and impact of non-cash, net mark-to-market gains or losses on settled and unsettled hedges[2]	$1.83

[1]	Based on the January 16 closing forward price
[2]	Includes only the hedge gains/losses that are accounted for in the fuel expense line

In addition to the impact of fuel hedges on fuel expense, a portion of the company’s total fuel hedge impact is recorded as a non-operating expense. The company estimates that $81 million in cash fuel hedging losses and $69 million in non-cash, net mark-to-market fuel hedging gains will be recorded in non-operating income / expense for the first quarter based on January 16 closing forward curve prices.

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The company estimates it will have the following amounts posted as fuel hedge collateral at each quarter end:

Projected Fuel Hedge Collateral Balance at Each Quarter End
	Jan. 19, 2009	Q1 2009	Q2 2009	Q3 2009	Q4 2009
Based on Jan. 16 closing forward crude oil prices	$780M	$615M	$315M	$110M	$25M

Additional details can be found in note 10 of the attached statement of consolidated operations.

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About United

United Airlines (NASDAQ: UAUA) operates more than 3,000* flights a day on United and United Express to more than 200 U.S. domestic and international destinations from its hubs in Los Angeles, San Francisco, Denver, Chicago and Washington, D.C. With key global air rights in the Asia-Pacific region, Europe and Latin America, United is one of the largest international carriers based in the United States. United also is a founding member of Star Alliance, which provides connections for our customers to 912 destinations in 159 countries worldwide. United’s 49,500 employees reside in every U.S. state and in many countries around the world. News releases and other information about United can be found at the company’s Web site at united.com.

*	Based on United’s flight schedule between Jan. 1, 2009 and Jan. 1, 2010.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements included in this press release are forward-looking and thus reflect the company’s current expectations and beliefs with respect to certain current and future events and financial performance. Such forward-looking statements are and will be subject to many risks and uncertainties relating to the operations and business environment of the company that may cause actual results to differ materially from any future results expressed or implied in such forward-looking statements. Factors that could significantly affect net earnings, revenues, expenses, costs, load factor and capacity include, without limitation, the following: the company’s ability to comply with the terms of its credit facility; the costs and availability of financing; the company’s ability to execute its business plan; the company’s ability to realize benefits from its resource optimization efforts and cost reduction initiatives; the company’s ability to attract, motivate and/or retain key employees; the company’s ability to attract and retain customers; demand for transportation in the markets in which the company operates; general economic conditions (including interest rates, foreign currency exchange rates, investment or credit market conditions, crude oil prices and energy refining capacity in relevant markets); the effects of any hostilities or act of war or any terrorist attack; the ability of other air carriers with whom the company has alliances or partnerships to provide the services contemplated by the respective arrangements with such carriers; the costs and availability of aircraft insurance; the costs of jet fuel; our ability to cost-effectively hedge against increases in the price of jet fuel; any potential realized or unrealized gains or losses related to fuel or currency hedging programs; the costs associated with security measures and practices; labor costs; industry consolidation; competitive pressures on pricing and on demand; capacity decisions of United and/or its competitors; U.S. or foreign governmental legislation, regulation and other actions, including the effect of open skies agreements; the company’s ability to utilize its net operating losses; the ability of the company to maintain satisfactory labor relations and our ability to avoid any disruptions to operations due to any potential actions by our labor groups; weather conditions; and other risks and uncertainties set forth from time to time in UAL’s reports to the United States Securities and Exchange Commission. Consequently, the forward-looking statements should not be regarded as representations or warranties by the company that such matters will be realized. The company disclaims any intent or obligation to update or revise any of the forward-looking statements, whether in response to new information, unforeseen events, changed circumstances or otherwise.

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UAL CORPORATION AND SUBSIDIARY COMPANIES

STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

(In millions, except per share amounts)

	Three Months Ended December 31,		% Increase/ (Decrease)
(In accordance with GAAP)	2008	2007
Operating revenues:
Passenger - United Airlines	$3,413	$3,797	(10.1)
Passenger - Regional Affiliates	752	765	(1.7)
Cargo	180	223	(19.3)
Other operating revenues	202	245	(17.6)

	4,547	5,030	(9.6)

Operating expenses:
Aircraft fuel (Notes 3 and 5)	1,838	1,432	28.4
Salaries and related costs (Note 5)	1,049	1,112	(5.7)
Regional affiliates (a)	740	765	(3.3)
Purchased services	328	366	(10.4)
Depreciation and amortization (Note 5)	262	231	13.4
Aircraft maintenance materials and outside repairs	228	306	(25.5)
Landing fees and other rent	211	222	(5.0)
Distribution expenses	152	183	(16.9)
Other impairments and special items (Note 5)	125	—	—
Aircraft rent	95	99	(4.0)
Cost of third party sales	68	78	(12.8)
Other operating expenses (Note 5)	263	300	(12.3)

	5,359	5,094	5.2

Loss from operations	(812)	(64)	NM

Other income (expense):
Interest expense	(131)	(155)	(15.5)
Interest income	12	66	(81.8)
Interest capitalized	4	5	(20.0)
Gain on sale of investment	—	41	(100.0)
Miscellaneous, net (Note 5)	(373)	9	—

	(488)	(34)	NM

Loss before income taxes and equity in earnings of affiliates	(1,300)	(98)	NM
Income tax expense (benefit) (Note 5)	5	(43)	—

Loss before equity in earnings of affiliates	(1,305)	(55)	NM
Equity in earnings of affiliates, net of tax	2	2	—

Net loss	$(1,303)	$(53)	NM

Loss per share, basic and diluted	$(9.91)	$(0.47)

Weighted average shares, basic and diluted	131.6	117.7

See accompanying notes.

(a)	Regional affiliates expense includes regional aircraft rent expense. See Note 2 for more information.
NM	Not meaningful.

UAL CORPORATION AND SUBSIDIARY COMPANIES

STATEMENTS OF CONSOLIDATED OPERATIONS (UNAUDITED)

(In millions, except per share amounts)

	Twelve Months Ended December 31,		% Increase/ (Decrease)
(In accordance with GAAP)	2008	2007
Operating revenues:
Passenger - United Airlines	$15,337	$15,254	0.5
Passenger - Regional Affiliates	3,098	3,063	1.1
Cargo	854	770	10.9
Special operating items (Note 5)	—	45	(100.0)
Other operating revenues	905	1,011	(10.5)

	20,194	20,143	0.3

Operating expenses:
Aircraft fuel (Notes 3 and 5)	7,722	5,003	54.3
Salaries and related costs (Note 5)	4,311	4,261	1.2
Regional affiliates (a)	3,248	2,941	10.4
Purchased services (Note 5)	1,375	1,346	2.2
Aircraft maintenance materials and outside repairs	1,096	1,166	(6.0)
Depreciation and amortization (Note 5)	932	925	0.8
Landing fees and other rent	862	876	(1.6)
Distribution expenses	710	779	(8.9)
Aircraft rent	409	406	0.7
Cost of third party sales	272	316	(13.9)
Goodwill impairment (Note 5)	2,277	—	—
Other impairments and special items (Note 5)	339	(44)	—
Other operating expenses (Note 5)	1,079	1,131	(4.6)

	24,632	19,106	28.9

Earnings (loss) from operations	(4,438)	1,037	—

Other income (expense):
Interest expense	(523)	(661)	(20.9)
Interest income	112	257	(56.4)
Interest capitalized	20	19	5.3
Gain on sale of investment	—	41	(100.0)
Miscellaneous, net (Note 5)	(550)	2	—

	(941)	(342)	175.1
Earnings (loss) before income taxes and equity in earnings of affiliates	(5,379)	695	—
Income tax expense (benefit) (Note 5)	(25)	297	—

Earnings (loss) before equity in earnings of affiliates	(5,354)	398	—
Equity in earnings of affiliates, net of tax	6	5	20.0

Net income (loss)	$(5,348)	$403	—

Earnings (loss) per share, basic	$(42.21)	$3.34

Earnings (loss) per share, diluted	$(42.21)	$2.79

Weighted average shares, basic	126.8	117.4
Weighted average shares, diluted	126.8	153.7

See accompanying notes.

(a)	Regional affiliates expense includes regional aircraft rent expense. See Note 2 for more information.
NM	Not meaningful.

UAL CORPORATION AND SUBSIDIARY COMPANIES

CONDENSED STATEMENTS OF CONSOLIDATED CASH FLOWS (UNAUDITED)

(In millions)

	Three Months Ended December 31,		% Increase/	Twelve Months Ended December 31,		% Increase/
(In accordance with GAAP)	2008	2007	(Decrease)	2008	2007	(Decrease)
Cash flows provided (used) by operating activities (a)	$(989)	$132	—	$(1,239)	$2,134	—

Cash flows provided (used) by investing activities:
Net (purchases) sales of short-term investments	—	604	(100.0)	2,295	(1,983)	—
Additions to property and equipment	(80)	(230)	(65.2)	(415)	(658)	(36.9)
Proceeds from the sale of investment	—	128	(100.0)	—	128	(100.0)
Purchases of EETC securities	—	(20)	(100.0)	—	(96)	(100.0)
(Increase) decrease in restricted cash (b)	(24)	32	—	484	91	431.9
Proceeds from asset sale leaseback	215	—	—	274	—	—
Proceeds from litigation on advance deposits	—	—	—	41	—	—
Proceeds from the sale of property and equipment	51	5	NM	94	19	394.7
Other, net	(17)	(22)	(22.7)	(52)	(61)	(14.8)

	145	497	(70.8)	2,721	(2,560)	—

Cash flows provided (used) by financing activities:
Repayment of Credit Facility	—	(500)	(100.0)	(18)	(1,495)	(98.8)
Repayment of other debt	(128)	(108)	18.5	(666)	(1,257)	(47.0)
Special distribution	—	—	—	(253)	—	—
Principal payments under capital leases	(26)	(117)	(77.8)	(235)	(177)	32.8
Decrease in capital lease deposits	1	80	(98.8)	155	80	93.8
Increase (decrease) in deferred financing costs	(2)	4	—	(120)	(18)	NM
Proceeds from issuance of secured notes	—	—	—	337	694	(51.4)
Proceeds from the sale of stock	107	—	—	107	—	—
Other, net	—	8	(100.0)	(9)	26	—

	(48)	(633)	(92.4)	(702)	(2,147)	(67.3)

Increase (decrease) in cash and cash equivalents during the period	(892)	(4)	NM	780	(2,573)	—
Cash and cash equivalents at beginning of the period	2,931	1,263	132.1	1,259	3,832	(67.1)

Cash and cash equivalents at end of the period	$2,039	$1,259	62.0	$2,039	$1,259	62.0

Reconciliation of cash and cash equivalents to total cash and cash equivalents, short-term investments and restricted cash:
	As of December 31,		% Increase/
	2008	2007	(Decrease)
Cash and cash equivalents	$2,039	$1,259	62.0
Short-term investments	—	2,295	(100.0)
Restricted cash (b)	272	756	(64.0)

Total cash and cash equivalents, short-term investments and restricted cash (b)	$2,311	$4,310	(46.4)

(a)	See Note 5[h] for the Company’s computation of free cash flow.
(b)	Restricted cash decreased significantly during the year ended December 31, 2008 due to the posting of letters of credit for workers’ compensation obligations and an amendment of the Company’s largest credit card processing agreement with respect to credit card ticket sales reserves.
NM	Not meaningful.

CONSOLIDATED NOTES (UNAUDITED)

(1)	UAL Corporation (“UAL” or the “Company”) is a holding company whose principal subsidiary is United Air Lines, Inc. (“United”). On December 9, 2002, UAL, United and twenty-six direct and indirect wholly-owned subsidiaries filed Chapter 11 petitions for relief in the U.S. Bankruptcy Court for the Northern District of Illinois. On February 1, 2006 (the “Effective Date”), the Company emerged from Chapter 11. In connection with its emergence from Chapter 11 bankruptcy protection, the Company implemented fresh-start reporting in accordance with American Institute of Certified Public Accountants’ Statement of Position 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code” on the Effective Date. The application of fresh-start reporting resulted in significant changes to the historical financial statements.

(2)	United has contractual relationships with various regional carriers to provide regional jet and turboprop service branded as United Express. Under these agreements, United pays the regional carriers contractually agreed fees for crew expenses, maintenance expenses and other costs of operating these flights. These costs include aircraft rents of $104 million and $105 million for the three months ended December 31, 2008 and 2007, respectively, and $413 million and $425 million for the twelve months ended December 31, 2008 and 2007, respectively, which are included in regional affiliate expense in our Statements of Consolidated Operations.

(3)	UAL’s results of operations include aircraft fuel expense for both United mainline jet operations and regional affiliates. Aircraft fuel expense incurred as a result of the Company’s regional affiliates’ operations is reflected in Regional affiliates operating expense. In accordance with UAL’s agreement with its regional affiliates, these costs are incurred by the Company. Fuel hedging gains or losses are not allocated to Regional affiliates fuel expense.

	Year-Over-Year Impact of Fuel Expense United Mainline and Regional Affiliate Operations
	Three Months Ended December 31,		% Change	Twelve Months Ended December 31,		% Change
(In millions, except per gallon)	2008	2007		2008	2007
Total Mainline fuel expense	$1,838	$1,432	28.4	$7,722	$5,003	54.3
Non-cash, net mark-to-market gains (losses) in mainline fuel	(449)	7	—	(568)	20	—

Mainline fuel expense excluding non-cash, net mark-to-market gains (losses)	1,389	1,439	(3.5)	7,154	5,023	42.4
Regional affiliates fuel expense	247	262	(5.7)	1,257	915	37.4

United system fuel expense excluding non-cash, net mark-to-market gains (losses)	$1,636	$1,701	(3.8)	$8,411	$5,938	41.6

Mainline fuel consumption (gallons)	491	566	(13.3)	2,182	2,292	(4.8)
Mainline average jet fuel price per gallon (in cents)	374.3	253.0	47.9	353.9	218.3	62.1
Mainline average jet fuel price per gallon excluding non-cash, net mark-to-market gains (losses) (in cents)	282.9	254.2	11.3	327.9	219.2	49.6
Regional affiliates fuel consumption (gallons)	92	93	(1.1)	371	377	(1.6)
Regional affiliates average jet fuel price per gallon (in cents)	268.5	281.7	(4.7)	338.8	242.7	39.6

(4)	The tables below set forth certain operating statistics by geographic region and the Company’s mainline, regional affiliates and consolidated operations, excluding special revenue items and the impact of Mileage Plus:

(% change from prior year)

Three Months Ended December 31, 2008	Domestic	Pacific	Atlantic	Latin	Mainline	Regional Affiliates	Consolidated
Passenger revenues	(8.6)	(13.9)	2.3	(4.5)	(7.9)	0.8	(6.4)
ASM	(14.4)	(14.7)	2.4	(7.9)	(11.7)	(1.0)	(10.6)
RPM	(12.6)	(17.6)	(1.3)	(14.6)	(12.1)	(0.3)	(10.9)
PRASM	6.7	0.8	(0.2)	3.7	4.4	1.8	4.7
Yield [a]	4.4	5.2	2.8	9.8	4.8	1.1	5.1
Load factor (points)	1.7	(2.7)	(3.0)	(5.6)	(0.3)	0.6	(0.3)

Twelve Months Ended December 31, 2008	Domestic	Pacific	Atlantic	Latin	Mainline	Regional Affiliates	Consolidated
Passenger revenues	(0.8)	(1.7)	12.3	7.2	1.3	1.9	1.4
ASM	(7.8)	(4.8)	11.0	(2.8)	(4.2)	(0.8)	(3.9)
RPM	(8.5)	(9.4)	7.9	(5.5)	(6.3)	(3.9)	(6.0)
PRASM	7.6	3.2	1.2	10.3	5.8	2.8	5.5
Yield [a]	8.3	8.5	3.4	14.1	8.0	6.1	7.9
Load factor (points)	(0.6)	(3.9)	(2.3)	(2.2)	(1.7)	(2.4)	(1.8)

[a]	Yields for geographic regions exclude charter revenue, industry reduced fares, passenger charges and related revenue passenger miles.

CONSOLIDATED NOTES (UNAUDITED)

(5)	The Company incurred significant charges related to tangible and intangible asset impairments, severance and other charges that significantly impacted its results in the three and twelve months ended December 31, 2008. Collectively, these charges are identified as “impairments and other charges” in the Regulation G reconciliations below. These items consist of the following:

	Three Months Ended December 31, 2008	Twelve Months Ended December 31, 2008
			Income Statement Classification
Goodwill impairment	$—	$2,277	Goodwill impairment

Intangible asset impairments	—	64
Aircraft and deposit impairments	107	250

Other impairments	107	314
Lease termination and special items	18	25

Total other impairments and special items	125	339	Other impairments and special items

Severance	18	106	Salaries and related costs
Employee benefit charges	29	57 (a)	Salaries and related costs
Litigation-related settlement gain	—	(29)	Other operating expenses
Purchased services charges	—	26 (b)	Purchased services
Net gain on asset sales	(11)	(3)	Depreciation and amortization
Accelerated depreciation related to aircraft groundings	26	34	Depreciation and amortization

Total other charges	62	191

Total impairments, special items and other charges	187	2,807
Operating non-cash, net mark-to-market losses	449	568	Aircraft fuel

Total operating expense impact	636	3,375

Non-operating non-cash, mark-to-market losses	117	279	Miscellaneous, net

Pre-tax impairments and other charges	753	3,654
Income tax expense (benefit) on intangible asset impairments and asset sales	(5)	(31)	Income tax expense (benefit)

Impairments and other charges, net of tax	$748	$3,623

(a)	Amount relates to additional charges to adjust certain employee benefit obligations.
(b)	Amount relates to expense for certain projects and transactions that have been terminated or indefinitely postponed by the Company.

The Company did not classify any items as special items during the fourth quarter of 2007, but it did have special items for the year ended December 31, 2007, which include the following:

In 2007, the Company recorded a change in estimate of $59 million for certain liabilities relating to bankruptcy administrative claims. This adjustment resulted directly from the progression of the Company’s ongoing efforts to resolve certain bankruptcy pre-confirmation contingencies. The Company classified these changes in estimate as special items in the accompanying financial statements, as they are related directly to the ongoing resolution of bankruptcy administrative claims. This classification is consistent with classification used to report the effects of similar claims resolved in other quarterly periods since exit from bankruptcy. The Company therefore recorded a special operating revenue credit of $45 million, and a special operating expense credit of $14 million for these changes in estimate.

The Company also recorded special operating expense credits of $30 million in the twelve months ended December 31, 2007 related to bankruptcy facility lease secured interest litigation. The Company separately recorded a $26 million benefit from a change in estimate to certain other contingent liabilities, which was recorded as a credit to mainline passenger revenues of $22 million, and to regional affiliate revenues of $4 million. The Company classified this benefit to passenger revenue, since it represents an adjustment to contingent liabilities based largely on changes in underlying facts and circumstances occurring during the year ended December 31, 2007.

See Notes 6 and 7, below, for additional information related to the impacts of accounting for Mileage Plus on the Company’s results of operations.

Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. The Company believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. The Company also believes that adjusting for special items, and other items unusual or infrequent in nature, is useful to investors because they are non-recurring items not indicative of the Company’s on-going performance. In addition, the Company adjusts for Mileage Plus impacts for better comparison to several of its peers as many still apply the incremental cost method of accounting to their loyalty plans. The Company does not apply hedge accounting. The Company believes that excluding unrealized gains/losses related to the mark-to-market of its fuel hedge positions provides management and investors with a better perspective of its performance and comparison to its peers because the unrealized gains/losses relate to future period fuel purchases and many of our peers apply FAS 133 hedge accounting.

The tables below set forth the reconciliation of GAAP and non-GAAP financial measures for certain operating statistics that are used in determining key indicators such as adjusted passenger revenue per revenue passenger mile (“Yield”), operating revenue per available seat mile (“RASM”), operating margin, net income (loss) and operating expense per available seat mile (“CASM”).

	Three Months Ended December 31,		% Change	Twelve Months Ended December 31,		% Change
	2008	2007		2008	2007
[a] Yield (In millions)
Mainline
Passenger - United Airlines	$3,413	$3,797	(10.1)	$15,337	$15,254	0.5
Add: Income from special item	—	—	—	—	37	(100.0)
Less: industry reduced fares and passenger charges	(11)	(11)	—	(46)	(45)	2.2

Mainline adjusted passenger revenue	$3,402	$3,786	(10.1)	$15,291	$15,246	0.3

Mainline revenue passenger miles	24,517	27,890	(12.1)	110,061	117,399	(6.3)
Adjusted mainline yield (in cents)	13.88	13.57	2.3	13.89	12.99	6.9

Passenger - United Airlines	$3,413	$3,797	(10.1)	$15,337	$15,254	0.5
Less: industry reduced fares and passenger charges	(11)	(11)	—	(46)	(45)	2.2

Mainline adjusted passenger revenue	$3,402	$3,786	(10.1)	$15,291	$15,209	0.5

Adjusted mainline yield (in cents)	13.88	13.57	2.3	13.89	12.95	7.3

Mainline adjusted passenger revenue	$3,402	$3,786	(10.1)	$15,291	$15,209	0.5
Add: Mileage Plus - effect of accounting change	39	50	(22.0)	139	230	(39.6)
Less: Mileage Plus - effect of expiration period change	—	(100)	(100.0)	—	(204)	(100.0)

Mainline adjusted passenger revenue	$3,441	$3,736	(7.9)	$15,430	$15,235	1.3

Adjusted mainline yield (in cents)	14.04	13.40	4.8	14.02	12.98	8.0

Regional Affiliates
Passenger - United Express	$752	$765	(1.7)	$3,098	$3,063	1.1
Add: Income from special item	—	—	—	—	8	(100.0)

Regional affiliates passenger revenue	$752	$765	(1.7)	$3,098	$3,071	0.9

Regional affiliates revenue passenger miles	3,003	3,013	(0.3)	12,155	12,649	(3.9)
Regional affiliates yield (in cents)	25.04	25.39	(1.4)	25.49	24.28	5.0

Passenger - United Express	$752	$765	(1.7)	$3,098	$3,063	1.1
Add: Mileage Plus - effect of accounting change	9	11	(18.2)	28	47	(40.4)
Less: Mileage Plus - effect of expiration period change	—	(21)	(100.0)	—	(42)	(100.0)

Regional affiliates adjusted passenger revenue	$761	$755	0.8	$3,126	$3,068	1.9

Adjusted regional affiliates yield (in cents)	25.34	25.06	1.1	25.72	24.25	6.1

CONSOLIDATED NOTES (UNAUDITED)

	Three Months Ended December 31,		% Change	Twelve Months Ended December 31,		% Change
	2008	2007		2008	2007
Consolidated
Consolidated passenger revenue	$4,165	$4,562	(8.7)	$18,435	$18,317	0.6
Add: Income from special item	—	—	—	—	45	(100.0)
Less: industry reduced fares and passenger charges	(11)	(11)	—	(46)	(45)	2.2

Consolidated adjusted passenger revenue	$4,154	$4,551	(8.7)	$18,389	$18,317	0.4

Consolidated revenue passenger miles	27,520	30,903	(10.9)	122,216	130,048	(6.0)
Adjusted consolidated yield (in cents)	15.09	14.73	2.4	15.05	14.08	6.9

Consolidated passenger revenue	$4,165	$4,562	(8.7)	$18,435	$18,317	0.6
Less: industry reduced fares and passenger charges	(11)	(11)	—	(46)	(45)	2.2

Consolidated adjusted passenger revenue	$4,154	$4,551	(8.7)	$18,389	$18,272	0.6

Adjusted consolidated yield (in cents)	15.09	14.73	2.4	15.05	14.05	7.1

Consolidated adjusted passenger revenue	$4,154	$4,551	(8.7)	$18,389	$18,272	0.6
Add: Mileage Plus - effect of accounting change	48	61	(21.3)	167	277	(39.7)
Less: Mileage Plus - effect of expiration period change	—	(121)	(100.0)	—	(246)	(100.0)

Consolidated adjusted passenger revenue	$4,202	$4,491	(6.4)	$18,556	$18,303	1.4

Adjusted consolidated yield (in cents)	15.27	14.53	5.1	15.18	14.07	7.9

[b] PRASM (In millions)
Mainline
Passenger - United Airlines	$3,413	$3,797	(10.1)	$15,337	$15,254	0.5
Add: Income from special item	—	—	—	—	37	(100.0)

Mainline passenger revenue	$3,413	$3,797	(10.1)	$15,337	$15,291	0.3

Mainline available seat miles	30,857	34,949	(11.7)	135,861	141,890	(4.2)
Mainline PRASM (in cents)	11.06	10.86	1.8	11.29	10.78	4.7

Passenger - United Airlines	$3,413	$3,797	(10.1)	$15,337	$15,254	0.5
Add: Mileage Plus - effect of accounting change	39	50	(22.0)	139	230	(39.6)
Less: Mileage Plus - effect of expiration period change	—	(100)	(100.0)	—	(204)	(100.0)

Mainline adjusted passenger revenue	$3,452	$3,747	(7.9)	$15,476	$15,280	1.3

Adjusted mainline PRASM (in cents)	11.19	10.72	4.4	11.39	10.77	5.8

Regional Affiliates
Passenger - Regional Affiliates	$752	$765	(1.7)	$3,098	$3,063	1.1
Add: Income from special item	—	—	—	—	8	(100.0)

Regional affiliates passenger revenue	$752	$765	(1.7)	$3,098	$3,071	0.9

Regional affiliates available seat miles	3,959	3,999	(1.0)	16,164	16,301	(0.8)
Regional affiliates PRASM (in cents)	18.99	19.13	(0.7)	19.17	18.84	1.8

Passenger - Regional Affiliates	$752	$765	(1.7)	$3,098	$3,063	1.1
Add: Mileage Plus - effect of accounting change	9	11	(18.2)	28	47	(40.4)
Less: Mileage Plus - effect of expiration period change	—	(21)	(100.0)	—	(42)	(100.0)

Regional affiliates adjusted passenger revenue	$761	$755	0.8	$3,126	$3,068	1.9

Adjusted Regional affiliates PRASM (in cents)	19.22	18.88	1.8	19.34	18.82	2.8

Consolidated
Consolidated passenger revenues	$4,165	$4,562	(8.7)	$18,435	$18,317	0.6
Add: Income from special item	—	—	—	—	45	(100.0)

Adjusted consolidated passenger revenues	$4,165	$4,562	(8.7)	$18,435	$18,362	0.4

Consolidated available seat miles	34,816	38,948	(10.6)	152,025	158,191	(3.9)
Adjusted consolidated PRASM (in cents)	11.96	11.71	2.1	12.13	11.61	4.5

Consolidated passenger revenues	$4,165	$4,562	(8.7)	$18,435	$18,317	0.6
Add: Mileage Plus - effect of accounting change	48	61	(21.3)	167	277	(39.7)
Less: Mileage Plus - effect of expiration period change	—	(121)	(100.0)	—	(246)	(100.0)

Adjusted consolidated passenger revenues	$4,213	$4,502	(6.4)	$18,602	$18,348	1.4

Adjusted consolidated PRASM (in cents)	12.10	11.56	4.7	12.24	11.60	5.5

[c] RASM (In millions)
Mainline
Consolidated operating revenues	$4,547	$5,030	(9.6)	$20,194	$20,143	0.3
Less: Passenger - Regional Affiliates	(752)	(765)	(1.7)	(3,098)	(3,063)	1.1
Less: Regional Affiliates special items	—	—	—	—	(8)	(100.0)

Mainline operating revenues	$3,795	$4,265	(11.0)	$17,096	$17,072	0.1

Mainline available seat miles	30,857	34,949	(11.7)	135,861	141,890	(4.2)
Mainline RASM (in cents)	12.30	12.20	0.8	12.58	12.03	4.6

Mainline operating revenues	$3,795	$4,265	(11.0)	$17,096	$17,072	0.1
Less: income from special item	—	—	—	—	(37)	(100.0)

Adjusted mainline operating revenues	$3,795	$4,265	(11.0)	$17,096	$17,035	0.4

Adjusted mainline RASM (in cents)	12.30	12.20	0.8	12.58	12.01	4.7

Adjusted mainline operating revenues	$3,795	$4,265	(11.0)	$17,096	$17,035	0.4
Add: Mileage Plus - effect of accounting change	39	50	(22.0)	139	230	(39.6)
Less: Mileage Plus - effect of expiration period change	—	(100)	(100.0)	—	(204)	(100.0)

Adjusted mainline operating revenues	$3,834	$4,215	(9.0)	$17,235	$17,061	1.0

Adjusted mainline RASM (in cents)	12.43	12.06	3.1	12.69	12.02	5.6

Consolidated
Consolidated operating revenues	$4,547	$5,030	(9.6)	$20,194	$20,143	0.3
Less: income from special item	—	—	—	—	(45)	(100.0)

Adjusted consolidated operating revenues	$4,547	$5,030	(9.6)	$20,194	$20,098	0.5

Consolidated available seat miles	34,816	38,948	(10.6)	152,025	158,191	(3.9)
Adjusted consolidated RASM (in cents)	13.06	12.91	1.2	13.28	12.70	4.6

Adjusted consolidated operating revenues	$4,547	$5,030	(9.6)	$20,194	$20,098	0.5
Add: Mileage Plus - effect of accounting change	48	61	(21.3)	167	277	(39.7)
Less: Mileage Plus - effect of expiration period change	—	(121)	(100.0)	—	(246)	(100.0)

Adjusted consolidated operating revenues	$4,595	$4,970	(7.5)	$20,361	$20,129	1.2

Adjusted consolidated RASM (in cents)	13.20	12.76	3.4	13.39	12.72	5.3

CONSOLIDATED NOTES (UNAUDITED)

	Three Months Ended December 31,		% Change		Twelve Months Ended December 31,		% Change
	2008	2007			2008	2007
[d] Operating Margin (In millions)
Consolidated operating earnings (loss)	$(812)	$(64)	NM		$(4,438)	$1,037	—
Less: income from special revenue item	—	—	—		—	(45)	(100.0)
Add (less): non-cash, net mark-to-market (gains) losses	449	(7)	—		568	(20)	—
Add (less): impairments, special items and other charges	187	—	—		2,807	(44)	—

Adjusted operating earnings (loss)	$(176)	$(71)	147.9		$(1,063)	$928	—

Consolidated operating revenues	$4,547	$5,030	(9.6)		$20,194	$20,143	0.3
Operating margin (loss) (percent)	(17.9)	(1.3)	(16.6	) pt.	(22.0)	5.1	(27.1	) pt.
Adjusted operating margin (loss) (percent)	(3.9)	(1.4)	(2.5	) pt.	(5.3)	4.6	(9.9	) pt.

[e] Pre-tax income (loss) (In millions)
Earnings (loss) before income taxes and equity in earnings of affiliates	$(1,300)	$(98)	NM		$(5,379)	$695	—
Less: income from special revenue item	—	—	—		—	(45)	(100.0)
Add (less): non-cash, net mark-to-market (gains) losses	566	(7)	—		847	(20)	—
Add (less): impairments, special items and other charges	187	—	—		2,807	(44)	—

Adjusted pre-tax earnings (loss)	$(547)	$(105)	421.0		$(1,725)	$586	—

Pre-tax earnings (loss) (percent)	(28.6)	(1.9)	(26.7	) pt.	(26.6)	3.5	(30.1	) pt.
Adjusted pre-tax earnings (loss) (percent)	(12.0)	(2.1)	(9.9	) pt.	(8.5)	2.9	(11.4	) pt.

[f] Net income (loss) (In millions)
Net income (loss)	$(1,303)	$(53)	NM		$(5,348)	$403	—
Less: income from special revenue item	—	—	—		—	(45)	(100.0)
Add (less): non-cash, net mark-to-market (gains) losses	566	(7)	—		847	(20)	—
Add (less): impairments, special items and other charges	187	—	—		2,807	(44)	—
Add (less): income tax expense (benefit) (i)	(5)	3	—		(31)	47	—

Adjusted net income (loss)	$(555)	$(57)	—		$(1,725)	$341	—

[g] CASM (In millions)
Mainline
Consolidated operating expenses	$5,359	$5,094	5.2		$24,632	$19,106	28.9
Less: Regional affiliates	(740)	(765)	(3.3)		(3,248)	(2,941)	10.4

Mainline operating expenses	$4,619	$4,329	6.7		$21,384	$16,165	32.3

Mainline available seat miles	30,857	34,949	(11.7)		135,861	141,890	(4.2)
Mainline CASM (in cents)	14.97	12.39	20.8		15.74	11.39	38.2

Mainline operating expenses	$4,619	$4,329	6.7		$21,384	$16,165	32.3
Add (less): impairments, special items, other charges and non-cash, net mark-to-market (gains) losses	(636)	7	—		(3,375)	64	—

Adjusted mainline operating expense	$3,983	$4,336	(8.1)		$18,009	$16,229	11.0

Adjusted mainline CASM (in cents)	12.91	12.41	4.0		13.26	11.44	15.9

Adjusted mainline operating expense	$3,983	$4,336	(8.1)		$18,009	$16,229	11.0
Less: mainline fuel expense (excluding non-cash, net mark-to-market (gains) losses)	(1,389)	(1,439)	(3.5)		(7,154)	(5,023)	42.4
Less: cost of third party sales - UAFC (ii)	1	(2)	—		(4)	(36)	(88.9)

Adjusted mainline operating expense	$2,595	$2,895	(10.4)		$10,851	$11,170	(2.9)

Adjusted mainline CASM (in cents)	8.41	8.28	1.6		7.99	7.87	1.5

Consolidated
Consolidated operating expenses	$5,359	$5,094	5.2		$24,632	$19,106	28.9
Add (less): impairments, special items, other charges and non-cash, net mark-to-market (gains) losses	(636)	7	—		(3,375)	64	—

Adjusted consolidated operating expenses	$4,723	$5,101	(7.4)		$21,257	$19,170	10.9

Consolidated available seat miles	34,816	38,948	(10.6)		152,025	158,191	(3.9)
Adjusted consolidated CASM (in cents)	13.57	13.10	3.6		13.98	12.12	15.3

Adjusted consolidated operating expenses	$4,723	$5,101	(7.4)		$21,257	$19,170	10.9
Less: fuel expense (excluding non-cash, net mark-to-market (gains) losses) and UAFC (ii)	(1,635)	(1,703)	(4.0)		(8,415)	(5,974)	40.9

Adjusted consolidated operating expenses	$3,088	$3,398	(9.1)		$12,842	$13,196	(2.7)

Adjusted consolidated CASM (in cents)	8.87	8.72	1.7		8.45	8.34	1.3

[h] Operating cash flow (In millions)
Operating cash flow	$(989)	$132	—		$(1,239)	$2,134	—
Less: capital expenditures	(80)	(230)	(65.2)		(415)	(658)	(36.9)
Add: proceeds from litigation on advance deposits	—	—	—		41	—	—

Free cash flow	$(1,069)	$(98)	NM		$(1,613)	$1,476	—

[i] Loss per share (Basic and diluted)
Loss per share - GAAP	$(9.91)				$(42.21)
Add: non-cash, net mark-to-market losses	4.30				6.68
Add: impairments, special items and other charges	1.39				21.90

Loss per share - excluding non-cash, net mark-to-market losses and impairments, special items and other charges	$(4.22)				$(13.63)

(i)	For the three and twelve months ended December 31, 2007, the income tax adjustment for special items is the difference in the income tax provision on actual net income (loss) and the income tax provision on adjusted net income (loss), computed using an effective tax rate of 43%. The Company did not record a tax benefit on the impairments and special items in the three and twelve months ended December 31, 2008, except for $(5) million and $(31) million, respectively, of tax expense (benefits) related to the decreases in indefinite-lived intangible assets, which was calculated using a 37% tax rate.
(ii)	Included in UAL’s operating expenses are the expenses of United’s wholly-owned subsidiary United Aviation Fuels Corporation (“UAFC”). UAFC’s expenses are not derived from mainline jet operations; therefore, UAL has excluded these expenses from the above reported GAAP financial measures.

NM - Not meaningful.

CONSOLIDATED NOTES (UNAUDITED)

(6)	The table below sets forth the estimated exit-related and fresh-start reporting impacts on the Company’s results of operations.

	2008 Increase (Decrease)
(In millions)	1Q Estimate	2Q Estimate	3Q Estimate	4Q Estimate	YTD Estimate
Revenue impact:
Mileage Plus revenue	$(65)	$(42)	$(12)	$(48)	$(167	) [a]

Operating expense impact:
Share-based compensation	11	7	5	8	31	[b]
Mileage Plus marketing expense	5	2	6	3	16	[a]
Postretirement welfare cost	14	14	14	14	56	[c]
Depreciation and amortization	10	10	10	10	40	[d]
Deferred gain	18	18	18	18	72	[e]

Total operating expense impact	58	51	53	53	215

Non-operating expense impact:
Non-cash and fresh-start interest expense	$4	$4	$4	$5	$17	[f]

[a]	In connection with its emergence from Chapter 11 protection effective February 1, 2006, the Company adopted fresh-start reporting. Accordingly, the Company elected to change its accounting policy from an incremental cost basis to a deferred revenue model to measure the obligation for the Mileage Plus Frequent Flyer program. Adjustments to the obligation are recorded to operating revenues. Historically, adjustments were based upon incremental costs and were recorded in both operating revenues and advertising expense.

The deferred revenue model is more volatile than the incremental cost basis. Because all miles are now accounted for under the deferred revenue model, the amount of revenue recognized is more sensitive to the number of miles earned and redeemed during the period than the incremental cost basis.

[b]	In accordance with the plan of reorganization, the Company implemented stock-based compensation plans for certain management employees and non-employee directors. The Company adopted SFAS 123R effective January 1, 2006 and recorded compensation expense for such plans.
[c]	In accordance with fresh-start reporting, the Company revalued its liabilities effective February 1, 2006 to fair value. As a result, all prior period service credits related to postretirement costs were eliminated.
[d]	In accordance with fresh-start reporting, the Company revalued its assets to fair value effective February 1, 2006. As a result, definite lived intangible asset values increased substantially which results in higher associated amortization expense. In addition, the value of the Company’s operating property and equipment was significantly reduced which results in lower depreciation expense. The Company has estimated the net impact of changes in asset values at fresh-start on net depreciation and amortization.
[e]	In accordance with fresh-start reporting, the Company revalued its liabilities effective February 1, 2006 to fair value. As a result, all deferred gains on aircraft sale/leasebacks were eliminated.
[f]	As a result of fresh-start reporting, the Company recognizes certain non-cash interest expenses, including the amortization of mark-to-market discounts on all debt and capital leases.

(7)	The following table presents additional detail on the Mileage Plus impacts summarized in the table above. These items consist of the additional amount of revenue that the Company estimates would have been recognized had we continued to apply the incremental cost method of accounting after exiting bankruptcy and, for 2007, the estimated impact of the change in the expiration period for inactive accounts from 36 months to 18 months. The Company utilizes this adjustment for comparison of its performance to its peers, as certain of our peers currently still apply the incremental cost method of accounting.

	Increase (Decrease)
	2008					2007
(In millions)	1Q	2Q	3Q	4Q	YTD	1Q	2Q	3Q	4Q	YTD
Mainline
Effect of accounting change	$(54)	$(35)	$(11)	$(39)	$(139)	$(113)	$(37)	$(30)	$(50)	$(230)
Effect of expiration period change	—	—	—	—	—	23	39	42	100	204

Total Mainline	(54)	(35)	(11)	(39)	(139)	(90)	2	12	50	(26)

Regional Affiliates
Effect of accounting change	(11)	(7)	(1)	(9)	(28)	(22)	(9)	(5)	(11)	(47)
Effect of expiration period change	—	—	—	—	—	5	8	8	21	42

Total Regional Affiliates	(11)	(7)	(1)	(9)	(28)	(17)	(1)	3	10	(5)

Consolidated
Effect of accounting change	(65)	(42)	(12)	(48)	(167)	(135)	(46)	(35)	(61)	(277)
Effect of expiration period change	—	—	—	—	—	28	47	50	121	246

Total Consolidated	$(65)	$(42)	$(12)	$(48)	$(167)	$(107)	$1	$15	$60	$(31)

CONSOLIDATED NOTES (UNAUDITED)

(8)	Pursuant to SEC Regulation G, the Company has included the following reconciliation of reported non-GAAP financial measures to comparable financial measures reported on a GAAP basis. Further, the Company believes that excluding fuel costs from certain measures is useful to investors because it provides an additional measure of management’s performance excluding the effects of a significant cost item over which management has limited influence. The Company also believes that adjusting for impairments and other charges is useful to investors because they are non-recurring income and/or charges that are not indicative of the Company’s on-going performance.

The forecasted fuel amounts shown below were estimated based on forecasted jet fuel prices, including estimated hedge impacts, of $1.83 per gallon and $1.87 per gallon for the first quarter and the full year of 2009, respectively.

	Three Months Ending March 31,					Twelve Months Ending December 31,
	2009 Estimate		2008 Actual	YOY		2009 Estimate		2008 Actual	YOY % Change
Operating expense per ASM - CASM (cents)(i)	Low	High		% Change		Low	High
Mainline operating expense	—	—	12.67	—	—	—	—	15.74	—	—
Less: profit sharing programs	—	—	—	—	—	—	—	(0.04)	—	—

Mainline excluding profit sharing programs	11.38	11.46	12.67	(10.2)	(9.6)	11.17	11.25	15.70	(28.9)	(28.3)
Less: fuel expense & cost of third party sales - UAFC	(2.97)	(2.97)	(4.57)	(35.0)	(35.0)	(3.02)	(3.02)	(5.68)	(46.8)	(46.8)

Mainline excluding profit sharing, fuel & UAFC	8.41	8.49	8.10	3.8	4.8	8.15	8.23	10.02	(18.7)	(17.9)

Add (less): impairments and other charges and special items	—	—	(0.01)	—	—	—	—	(2.07)	—	—

Mainline excluding profit sharing, fuel, UAFC, impairments and other charges and special items	8.41	8.49	8.09	4.0	5.0	8.15	8.23	7.95	2.5	3.5

Consolidated operating expense	—	—	13.41	—	—	—	—	16.20	—	—
Less: profit sharing programs	—	—	—	—	—	—	—	(0.03)	—	—

Consolidated excluding profit sharing programs	12.04	12.13	13.41	(10.2)	(9.5)	11.84	11.92	16.17	(26.8)	(26.3)
Less: fuel expense & cost of third party sales - UAFC	(3.13)	(3.13)	(4.83)	(35.2)	(35.2)	(3.22)	(3.22)	(5.91)	(45.5)	(45.5)

Consolidated excluding profit sharing, fuel & UAFC	8.91	9.00	8.58	3.8	4.9	8.62	8.70	10.26	(16.0)	(15.2)

Add (less): impairments and other charges and special items	—	—	(0.01)	—	—	—	—	(1.85)	—	—

Consolidated excluding fuel, UAFC, impairments and other charges and special items	8.91	9.00	8.57	4.0	5.0	8.62	8.70	8.41	2.5	3.5

(i)	CASM also excludes the impact of future special items and other charges, including profit sharing, as these items are unknown and cannot be predicted with certainty.

(9)	The table below details the Company’s hedge positions as of January 16, 2009.

Hedging Instrument	% of Expected Consolidated Consumption(i)	% of Expected Mainline Consumption(i)	Average Price Where Payment Obligations Stop	Average Price Where Payment Obligations Begin	Average Price Where Protection Begins		Average Price Where Protection Ends
1st Quarter 2009
Calls	18%	21%	N/A	N/A	$77 bbl	(ii)	N/A
Collars	9% (10%)	11% (12%)	N/A	$109 bbl	$118 bbl		N/A
3-Way Collars	25% (29%)	30% (35%)	N/A	$104 bbl	$118 bbl		$143 bbl
4-Way Collars	2%	2%	$63 bbl	$78 bbl	$95 bbl		$135 bbl

1st Quarter 2009 Total	54%	64%	N/A	$104 bbl	$104 bbl		N/A
1st Quarter 2009 Purchased Puts to Cap Downside Purchased Puts	35%	42%	$57

Full Year 2009
Calls	12%	14%	N/A	N/A	$76 bbl	(iii)	N/A
Collars	5% (6%)	6% (7%)	N/A	$111 bbl	$123 bbl		N/A
3-Way Collars	18% (22%)	22% (26%)	N/A	$102 bbl	$117 bbl		$147 bbl
4-Way Collars	1%	2%	$63 bbl	$78 bbl	$95 bbl		$135 bbl

Full Year 2009 Total	36%	44%	N/A	$103 bbl	$104 bbl		N/A
Full Year 2009 Purchased Puts to Cap Downside Purchased Puts	17%	20%	$54

(i)	% of expected mainline and consolidated consumption represents the notional amount of purchased calls in the hedge structures. Certain 3-way collars and collars included in the table above have sold puts with twice the notional amount of the purchased calls. The % in parentheses represent the notional amount of sold puts in these hedge structures.
(ii)	Call position average includes the following two groupings of positions: 9% of consolidated consumption with protection beginning at $106 per barrel; and 9% of consolidated consumption beginning at $50 per barrel.
(iii)	Call position average includes the following two groupings of positions: 5% of consolidated consumption with protection beginning at $106 per barrel; and 7% of consolidated consumption beginning at $53 per barrel.

(10)	The table below outlines the Company’s estimated collateral provisions at various crude oil prices, based on the hedge portfolio as of January 16, 2009.

Price of Crude Oil, in Dollars per Barrel	Approximate Change in Cash Collateral For Each $5 per Barrel Change in the Price of Crude Oil
Above $105	No Collateral Required
At or Above $85, but Below $105	$45 million
At or Above $25, but Below $85	$60 million
Below $25	$40 million

For example, using the table above, at an illustrative $35 per barrel the Company’s required collateral provision to its derivative counterparties would be approximately $780 million.

UAL CORPORATION AND SUBSIDIARY COMPANIES

(Mainline and Regional Affiliates (a))

	Three Months Ended December 31,		% Change
	2008	2007
Mainline revenue passengers (In thousands)	14,147	16,042	(11.8)

Revenue passenger miles - RPM (In millions)
Mainline	24,517	27,890	(12.1)
Regional affiliates	3,003	3,013	(0.3)

Consolidated	27,520	30,903	(10.9)

Available seat miles - ASM (In millions)
Mainline	30,857	34,949	(11.7)
Regional affiliates	3,959	3,999	(1.0)

Consolidated	34,816	38,948	(10.6)

Passenger load factor (percent)
Mainline	79.5	79.8	(0.3) pt.
Regional affiliates	75.9	75.3	0.6 pt.
Consolidated	79.0	79.3	(0.3) pt.

Consolidated operating breakeven passenger load factor (percent)	94.5	80.5	14.0 pt.

Passenger revenue per passenger mile - Yield (cents) [See Note 5a]
Mainline adjusted	13.88	13.57	2.3
Mainline adjusted for Mileage Plus	14.04	13.40	4.8
Regional affiliates	25.04	25.39	(1.4)
Regional affiliates adjusted for Mileage Plus	25.34	25.06	1.1
Consolidated adjusted	15.09	14.73	2.4
Consolidated adjusted for Mileage Plus	15.27	14.53	5.1

Passenger revenue per available seat mile - PRASM (cents) [See Note 5b]
Mainline	11.06	10.86	1.8
Mainline adjusted for Mileage Plus	11.19	10.72	4.4
Regional affiliates	18.99	19.13	(0.7)
Regional affiliates adjusted for Mileage Plus	19.22	18.88	1.8
Consolidated	11.96	11.71	2.1
Consolidated adjusted for Mileage Plus	12.10	11.56	4.7

Operating revenue per available seat mile - RASM (cents) [See Note 5c]
Mainline	12.30	12.20	0.8
Mainline adjusted for Mileage Plus	12.43	12.06	3.1
Regional affiliates	18.99	19.13	(0.7)
Regional affiliates adjusted for Mileage Plus	19.22	18.88	1.8
Consolidated	13.06	12.91	1.2
Consolidated adjusted for Mileage Plus	13.20	12.76	3.4

Operating expense per available seat mile - CASM (cents) [See Note 5g]
Mainline	14.97	12.39	20.8
Mainline excluding impairments, special items, other charges and non-cash, net mark-to-market (gains) losses	12.91	12.41	4.0
Mainline excluding impairments, other special items, fuel & UAFC	8.41	8.28	1.6
Regional affiliates	18.69	19.13	(2.3)
Consolidated	15.39	13.08	17.7
Consolidated excluding impairments, special items, other charges and non-cash, net mark-to-market (gains) losses	13.57	13.10	3.6
Consolidated excluding impairments, other special items, fuel & UAFC	8.87	8.72	1.7

Mainline unit earnings (loss) (cents) (b)	(2.67)	(0.19)	NM
Mainline unit earnings excluding impairments, special items and other charges (including non-cash, net mark-to-market (gains) losses), fuel & UAFC (cents) (b)	3.89	3.92	(0.8)

Number of aircraft in operating fleet at end of period
Mainline	409	460	(11.1)
Regional affiliates	280	279	0.4

Consolidated	689	739	(6.8)

Other Mainline Statistics
Mainline average price per gallon of jet fuel (cents)	374.3	253.0	47.9
Mainline average price per gallon of jet fuel excluding non-cash, net mark-to-market (gains) losses (cents)	282.9	254.2	11.3
Average full-time equivalent employees (thousands)	45.9	51.7	(11.2)
Mainline ASMs per equivalent employee - productivity (thousands)	672	676	(0.6)
Average stage length (in miles)	1,400	1,381	1.4
Fleet utilization (in hours and minutes)	10:05	10:42	(5.8)

(a)	Mainline includes United Air Lines, Inc. scheduled and chartered jet operations. Regional affiliates include operations from regional carriers with whom the Company has entered into capacity purchase agreements to provide jet and turboprop operations branded as United Express.
(b)	Unit earnings are calculated as RASM minus CASM.

NM - Not meaningful

UAL CORPORATION AND SUBSIDIARY COMPANIES

(Mainline and Regional Affiliates (a))

	Twelve Months Ended December 31,		% Change
	2008	2007
Mainline revenue passengers (In thousands)	63,149	68,386	(7.7)

Revenue passenger miles - RPM (In millions)
Mainline	110,061	117,399	(6.3)
Regional affiliates	12,155	12,649	(3.9)

Consolidated	122,216	130,048	(6.0)

Available seat miles - ASM (In millions)
Mainline	135,861	141,890	(4.2)
Regional affiliates	16,164	16,301	(0.8)

Consolidated	152,025	158,191	(3.9)

Passenger load factor (percent)
Mainline	81.0	82.7	(1.7	)pt.
Regional affiliates	75.2	77.6	(2.4	)pt.
Consolidated	80.4	82.2	(1.8	)pt.

Consolidated operating breakeven passenger load factor (percent)	99.8	77.6	22.2	pt.

Passenger revenue per passenger mile - Yield (cents) [See Note 5a]
Mainline adjusted	13.89	12.99	6.9
Mainline adjusted for special items	13.89	12.95	7.3
Mainline adjusted for special items and Mileage Plus	14.02	12.98	8.0
Regional affiliates	25.49	24.28	5.0
Regional affiliates adjusted for special items	25.49	24.22	5.2
Regional affiliates adjusted for special items and Mileage Plus	25.72	24.25	6.1
Consolidated adjusted	15.05	14.08	6.9
Consolidated adjusted for special items	15.05	14.05	7.1
Consolidated adjusted for special items and Mileage Plus	15.18	14.07	7.9

Passenger revenue per available seat mile - PRASM (cents) [See Note 5b]
Mainline	11.29	10.78	4.7
Mainline adjusted for special items	11.29	10.75	5.0
Mainline adjusted for special items and Mileage Plus	11.39	10.77	5.8
Regional affiliates	19.17	18.84	1.8
Regional affiliates adjusted for special items	19.17	18.79	2.0
Regional affiliates adjusted for special items and Mileage Plus	19.34	18.82	2.8
Consolidated	12.13	11.61	4.5
Consolidated adjusted for special items	12.13	11.58	4.7
Consolidated adjusted for special items and Mileage Plus	12.24	11.60	5.5

Operating revenue per available seat mile - RASM (cents) [See Note 5c]
Mainline	12.58	12.03	4.6
Mainline adjusted for special items	12.58	12.01	4.7
Mainline adjusted for special items and Mileage Plus	12.69	12.02	5.6
Regional affiliates	19.17	18.84	1.8
Regional affiliates adjusted for special items	19.17	18.79	2.0
Regional affiliates adjusted for special items and Mileage Plus	19.34	18.82	2.8
Consolidated	13.28	12.73	4.3
Consolidated adjusted for special items	13.28	12.70	4.6
Consolidated adjusted for special items and Mileage Plus	13.39	12.72	5.3

Operating expense per available seat mile - CASM (cents) [See Note 5g]
Mainline	15.74	11.39	38.2
Mainline excluding impairments, special items, other charges and non-cash, net mark-to-market (gains) losses	13.26	11.44	15.9
Mainline excluding impairments, other special items, fuel & UAFC	7.99	7.87	1.5
Regional affiliates	20.09	18.04	11.4
Consolidated	16.20	12.08	34.1
Consolidated excluding impairments, special items, other charges and non-cash, net mark-to-market (gains) losses and other special items	13.98	12.12	15.3
Consolidated excluding impairments, other special items, fuel & UAFC	8.45	8.34	1.3

Mainline unit earnings (loss) (cents) (b)	(3.16)	0.64	—
Mainline unit earnings excluding special revenue items, impairments, special items and other charges (including non-cash, net mark-to-market (gains) losses), fuel & UAFC (cents) (b)	4.59	4.14	10.9

Number of aircraft in operating fleet at end of period
Mainline	409	460	(11.1)
Regional affiliates	280	279	0.4

Consolidated	689	739	(6.8)

Other Mainline Statistics
Mainline average price per gallon of jet fuel (cents)	353.9	218.3	62.1
Mainline average price per gallon of jet fuel excluding non-cash, net mark-to-market (gains) losses (cents)	327.9	219.2	49.6
Average full-time equivalent employees (thousands)	49.6	51.6	(3.9)
Mainline ASMs per equivalent employee - productivity (thousands)	2,739	2,750	(0.4)
Average stage length (in miles)	1,402	1,371	2.3
Fleet utilization (in hours and minutes)	10:42	11:00	(2.7)

(a)	Mainline includes United Air Lines, Inc. scheduled and chartered jet operations. Regional affiliates include operations from regional carriers with whom the Company has entered into capacity purchase agreements to provide jet and turboprop operations branded as United Express.
(b)	Unit earnings are calculated as RASM minus CASM.

NM - Not meaningful